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                                                                    EXHIBIT 23.B

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm as experts under the caption Independent Accountants in the Registration Statement on Form S-3 and related prospectus of Lehman Brothers Holdings Inc. (the Company) for the registration of $3,000,000,000 of debt securities and preferred stock and in a post effective amendment to the Registration Statement on Form S-3 (File No. 33-56615) of the Company and to the incorporation by reference therein of our report dated January 5, 1995, included in the 1994 Annual Report to Stockholders of Lehman Brothers Holdings Inc.



                                                Ernst & Young



New York, New York
August 24, 1995